OWENS & MINOR, INC.

2020 PERFORMANCE SHARE AWARD AGREEMENT
THIS 2020 PERFORMANCE SHARE AWARD AGREEMENT (“Agreement”) dated as of _________, 2020 between Owens & Minor, Inc., a Virginia corporation (the “Company”), and _______________ (“Participant”) is made pursuant to and subject to the provisions of the Company's 2018 Stock Incentive Plan (as amended, the “Plan”). All capitalized terms used in this Agreement that are not otherwise defined shall have the same meanings given to them in the Plan.
1.Grant of Performance Share Award. In accordance with the Plan, on ________, 2020 (the “Date of Grant”), the Company granted to the Participant, subject to the terms and conditions of the Plan and the terms and conditions set forth in this Agreement, _______ shares of performance-based stock as more particularly described herein and subject to the requirements of Section 2 (the “Performance Shares”). The Participant will earn the Performance Shares to the extent that the requirements of Section 2 are satisfied. The Company will issue shares of Common Stock in accordance with Section 3 of this Agreement in settlement of the Performance Shares, if any, that the Participant earns in accordance with Section 2, which shares of Common Stock (the “Restricted Stock”) then will be further subject to the vesting and forfeiture provisions described in Section 4 (except as otherwise specifically provided in Section 3(b)). Upon satisfaction of the vesting provisions of Section 4, all restrictions applicable to the shares of Restricted Stock shall lapse.
2.    Earning Performance Shares. Subject to the other provisions of this Agreement, this Section 2 determines the number of Performance Shares that the Participant may earn under this Agreement.
(a)    (i)    Step No. 1. Determine the Adjusted EPS achieved for the Performance Period.
(i)    Step No. 2. Determine the Adjusted EPS Payout Percentage achieved for the Performance Period from the chart below that correlates to the Adjusted EPS achieved for the Performance Period. For purposes of determining the level of achievement and/or the Adjusted EPS Payout Performance, if Adjusted EPS is achieved at a level between Threshold and Target or Target and Maximum, the level of performance will be determined based on a straight-line interpolation of the achievement levels and/or Adjusted EPS Payout Percentages between Threshold and Target and Target and Maximum, as applicable (rounded down to the nearest hundredth of a percent). If Adjusted EPS is achieved at Threshold or below, the Adjusted EPS Payout Percentage shall be zero percent (0%). If Adjusted EPS is achieved at Maximum or a level above Maximum, the Adjusted EPS Payout Percentage shall be two hundred percent (200%).

Adjusted EPS Payout Summary
	Threshold	Target	Maximum
Adjusted EPS Goal	_____	____	____
Adjusted EPS Payout Percentage	0%	100%	200%

(ii)    Step 3. Subject to the other provisions of this Agreement, the number of Performance Shares earned by the Participant shall be the Target Shares multiplied by the Adjusted EPS Payout Percentage determined in Step 2 above.
“Adjusted EPS” shall mean that term (also referred to as Adjusted Earnings Per Share) as presented in the Company’s Consolidated Statement of Income (Loss) (unaudited) attached to the press release furnished under Item 2.02 of the Company's Current Report on Form 8-K furnished to Securities Exchange Commission in connection with reporting the Company's adjusted earnings for the Performance Period, adjusted further, as approved by the Committee, to eliminate or exclude the effects of unusual or non-recurring items, including but not limited to, the effect of accounting changes;  tangible and intangible asset impairment charges; fees, expenses and charges associated with debt and/or equity financing transactions, merger and acquisition activity (including the purchase or sale of a business unit or its assets and any post transaction-related claims, litigation or settlement charges); exit and realignment activities; gains/losses from asset sales not made in the ordinary course of business; regulatory or law changes; retirement plan gains/losses; gains/losses or charges associated with material litigation, regulatory, tax or insurance settlements; pandemics, natural disaster or similar events; and fluctuations in commodity prices or currency exchange rates.
“Performance Period” means fiscal year 2021.
“Target Shares” means the number of Performance Shares set forth in Section 1 of this Agreement, as may be adjusted from time to time in accordance with Section 10.
(b)    Effect of Termination Prior to Determination of Restricted Stock. Except as provided in subparagraphs (c), (d) and (e), no Performance Shares will be earned if the Participant’s employment with, and service to, the Company and its Affiliates terminates or is terminated for any reason before the later to occur of (i) January 1, 2022, (ii) the date the Restricted Stock are certified by the Committee as provided in Section 3(b), or (iii) if the Committee has not certified the number of earned Performance Shares as required by Section 3(b), then March 15, 2022 (such later date to occur being referred to as the “Measurement Date”).
(c)    Death or Disability. This subparagraph (c) applies if the Participant’s employment with, and service to, the Company and its Affiliates terminates before the Measurement Date, on account of the Participant’s death or permanent and total disability (as defined in Section 22(e)(3) of the Code). In the event of the Participant’s death prior to the Measurement Date, the number of Performance Shares earned by the Participant shall equal the number determined in accordance with subparagraph (a). In the event the Participant’s employment terminates before the Measurement Date due to permanent and total disability, the number of Performance Shares earned by the Participant shall equal the number determined in accordance with subparagraph (a) multiplied by a fraction. The numerator of the fraction shall be the number of whole months that the Participant was employed by, or providing services to, the Company or an Affiliate during the 36-month period beginning January 1, 2020 and ending December 31, 2022 (including any period that the Participant was absent from work for illness, injury or short term disability, with Company or Affiliate approval, prior to termination of employment) and the denominator shall be 36.
(d)    Retirement. This subparagraph (d) applies if the Participant’s employment with, and service to, the Company and its Affiliates terminates before the Measurement Date on account of the Participant’s retirement (defined below). In the event of the Participant’s retirement before the Measurement Date, the number of Performance Shares earned by the Participant shall equal the number determined in accordance with subparagraph (a) multiplied by a fraction. The numerator of the fraction shall be the number of whole months that the Participant was employed by, or providing services to, the Company or an Affiliate during the 36-month period beginning January 1, 2020 and ending December 31, 2022 and the denominator shall be 36. For purposes of this Agreement, retirement means severance from the employment of the Company (i) at or after the attainment of age 55 and after completing that number of years of service with the Company that, when added to Participant’s age at the time of severance from employment, equals at least 65 or (ii) at or after the attainment of age 65.
(e)    Change in Control. The Participant will earn the number of Performance Shares equal to Target Shares if there is a Change in Control before the Committee has certified the number of earned Performance Shares as required by Section 3(b).
3.    Settlement of Performance Shares. The Performance Shares will be settled in accordance with this Section 3.
(a)    Administration of Award. The Committee shall administer this Agreement in accordance with the terms of the Plan. This Agreement is intended to comply both by its terms and in its operation with the applicable provisions of the Code in order to make it as tax-efficient for the Company as possible.
(b)    Committee Certification. As soon as practicable after December 31, 2021 (but no later than March 15, 2022), the Committee will determine the Adjusted EPS Payout Percentage and resulting number of Performance Shares that are earned under the provisions of Section 2. The Committee’s determination shall be set forth in writing, as part of the minutes of a meeting of the Committee, by unanimous consent or otherwise. Notwithstanding the preceding sentences, a written determination of the Committee shall not be required in the case of Performance Shares that are earned pursuant to the provisions of Section 2(e).
(c)    Issuance of Restricted Stock. As soon as practicable after the Committee’s certification under subparagraph (b) (but no later than March 15, 2022), the Committee shall issue shares of Restricted Stock under the Plan in settlement of the Performance Shares earned by the Participant. The number of shares of Restricted Stock issued shall equal the number of Performance Shares earned by the Participant. Notwithstanding the preceding sentences, (i) if the Performance Shares are earned pursuant to the provisions of Section 2(c) or 2(d), such Performance Shares shall be settled in shares of Common Stock that are not subject to the restrictions set forth in Section 4 and (ii) if the Performance Shares are earned pursuant to the provisions of Section 2(e), the number of shares of such Performance Shares to be issued under Section 2(e) shall be settled in shares of Common Stock that are not subject to the restrictions set forth in Section 4 and shall be issued to the Participant on the Control Change Date.
(d)    Registration, etc. Shares of Restricted Stock issued in settlement of the Performance Shares shall be registered in the name of the Participant on the stock transfer books of the Company but shall be held by the Company (or its transfer agent) during the Restricted Period (defined below). The Company’s Secretary and its General Counsel shall serve as attorney-in-fact for Participant during the Restricted Period with full power and authority in Participant’s name to assign and convey to the Company any shares of Restricted Stock that Participant forfeits under Section 4(c) or that are recovered under Section 5. Each certificate representing shares of Restricted Stock may bear a legend referring to the risk of forfeiture of the shares and stating that such shares are nontransferable until all restrictions have been satisfied and the legend has been removed.
4.    Terms of Restricted Stock. The shares of Restricted Stock issued in settlement of the Performance Shares are subject to the following terms and conditions:
(a)    Restricted Period. Until March 15, 2023 (the “Restricted Period”) or the lapse of restrictions as provided in subparagraph (c) hereof, the Restricted Stock shall be subject to the following restrictions:
(i)    Participant shall not be entitled to receive the Common Stock evidencing the Restricted Stock;
(ii)    Restricted Stock may not be sold, transferred, assigned, pledged, conveyed, hypothecated or otherwise disposed of; and
(iii)    Restricted Stock may be forfeited immediately as provided in subparagraph (c) hereof.
(b)    Distribution of Restricted Stock. If Participant remains in the continuous employment of the Company or an Affiliate during the entire Restricted Period and otherwise does not forfeit such shares pursuant to subparagraph (c) hereof, all restrictions applicable to the shares of Restricted Stock shall lapse upon expiration of the Restricted Period and a certificate or certificates representing the shares of Common Stock that were granted to Participant in the form of shares of Restricted Stock shall be delivered to Participant.
(c)    Lapse of Restrictions or Forfeiture.
(i)    Death. If Participant’s employment with the Company and its Affiliates is terminated before the expiration of the Restricted Period by reason of Participant’s death, all restrictions applicable to the shares of Restricted Stock shall immediately lapse on the date of Participant’s death and the certificate or certificates representing the shares of Common Stock shall be delivered to Participant’s estate.
(ii)    Disability. If Participant’s employment with the Company and its Affiliates is terminated before the expiration of the Restricted Period by reason of total and permanent disability, restrictions on a pro rata number of shares of Restricted Stock shall lapse. The “pro rata number” shall be the number of shares of Restricted Stock multiplied by a fraction, the numerator of which shall be the number of whole months that the Participant was employed by, or providing services to, the Company or an Affiliate during the 36-month period beginning January 1, 2020 and ending December 31, 2022 (including any period that the Participant was absent from work for illness, injury or short term disability, with Company or Affiliate approval, prior to termination of employment) and the denominator shall be 36. The certificate or certificates representing the shares of Common Stock upon which the restrictions have lapsed shall be delivered to Participant.
(iii)    Retirement. Once Participant is eligible to terminate employment by reason of retirement before the expiration of the Restricted Period, all restrictions on a pro rata number of shares of Restricted Stock shall lapse. The “pro rata number” shall be the number of shares of Restricted Stock multiplied by a fraction, the numerator of which shall be the number of whole months that the Participant was employed by, or providing services to, the Company or an Affiliate during the 36-month period beginning January 1, 2020 and ending December 31, 2022 and the denominator shall be 36. Notwithstanding the foregoing, if Participant’s service to the Company or an Affiliate continues from and after becoming eligible to retire or the date of retirement through (i) membership on the Board, (ii) a written consulting services arrangement with the Company or an Affiliate or (iii) at the Company’s discretion, a written restrictive covenant agreement with the Company (“Post-Retirement Service”), shares of Restricted Stock shall not be forfeited but shall continue to be held by the Company and become vested until the earlier of (A) the end of the Restricted Period at which time such shares shall be delivered to the Participant or (B) the date Participant ceases to provide Post-Retirement Service, as described above.
(iv)    Termination of Employment by Company or Affiliate (other than as described in (vi) below).

1.
With Cause. If the Company or an Affiliate terminates Participant’s employment with the Company and its Affiliates with “cause,” after the Measurement Period but before the expiration of the Restricted Period, all shares of Restricted Stock shall be forfeited immediately and all rights of Participant to such shares shall terminate immediately without further obligation on the part of the Company. For purposes of this Agreement, “cause” means: (i) misappropriation, theft or embezzlement of funds or property from the Company or an Affiliate or securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company or an Affiliate, (ii) conviction of, or entry of a plea of “nolo contendere” with respect to, a felony which, in the reasonable opinion of the Company, is likely to cause material harm to the Company’s or an Affiliate’s business, customer or supplier relations, financial condition or prospects, (iii) violation of the Company’s Code of Honor or any successor code of conduct; or (iv) failure to substantially perform (other than by reason of illness or temporary disability, regardless of whether such temporary disability is or becomes a total and permanent disability (as defined in subparagraph 4(c)(ii) above), or by reason of approved leave of absence) the duties of Participant’s job.

2.
Without Cause. If Participant’s employment with the Company and its Affiliates is terminated by the Company or an Affiliate without “cause,” after the Measurement Period but before the expiration of the Restricted Period all restrictions on a pro rata number of Restricted Stock shall lapse. The “pro rata number”

shall be the number of shares of Restricted Stock multiplied by a fraction, the numerator of which shall be the number of whole months that the Participant was employed by, or providing services to, the Company or an Affiliate during the 36-month period beginning January 1, 2020 and ending December 31, 2022 (and the denominator shall be 36).
(v)    Termination of Employment by Participant. If Participant resigns from employment with the Company and its Affiliates before the expiration of the Restricted Period, without regard to the reason for such resignation (other than death, disability or Retirement as provided in subsections (i), (ii) and (iii) above), all of the Restricted Stock shall be forfeited immediately and all rights of Participant to such shares shall terminate immediately without further obligation on the part of the Company.
(vi)    Change in Control.

3.
If, upon a Change in Control, (i) the shares of Restricted Stock are assumed by, or a substitute award granted by, the surviving entity (together with its Related Entities, the “Surviving Entity”) in the Change in Control (such assumed or substituted award to be of the same type of award as the Restricted Stock with a value as of the Control Change Date substantially equal to the value of the Restricted Stock) and (ii) within 24 months of the Control Change Date, Participant’s employment with the Surviving Entity is terminated by the Surviving Entity without Cause (defined below) or by Participant for Good Reason (defined below), all restrictions applicable to the Restricted Stock shall immediately lapse on the date of employment termination and the shares of Common Stock evidencing the Restricted Stock upon which the restrictions have lapsed shall be delivered to Participant.

4.
For purposes of this subsection 4(c)(vi), “Cause” shall mean (i) the willful and continued failure by Participant to substantially perform his or her duties with the Surviving Entity (other than any such failure resulting from Participant’s incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Participant by the Surviving Entity, which demand specifically identifies the manner in which the Surviving Entity believes that Participant has not substantially performed his or her duties, or (ii) the willful engaging by Participant in conduct which is demonstrably and materially injurious to the Surviving Entity, monetarily or otherwise. For purposes of this paragraph, no act, or failure to act, on Participant’s part shall be deemed "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Surviving Entity.

5.
For purposes of this subparagraph 4(c)(vi), “Good Reason” shall apply only if there is a meaning given to such term in the Executive Severance Agreement or Executive Change in Control Severance Agreement, as the case may be, between Participant and the Company, as such agreement from time to time may be amended, modified, extended or replaced by a successor agreement or plan.

6.	If, upon a Change in Control, the Restricted Stock are not assumed by, or a substitute award granted by, the Surviving

Entity in the Change in Control as provided in subparagraph 4(c)(vi)(a) above, all restrictions applicable to the Restricted Stock shall immediately lapse on the Control Change Date and the shares of Common Stock evidencing the Restricted Stock upon which the restrictions have lapsed shall be delivered to Participant.
5.    Recoupment Policy. Notwithstanding any other provision in this Agreement to the contrary, the Performance Shares, the underlying Restricted Stock and any dividends related to either granted under this Agreement are subject to recoupment by the Company in accordance with the Company’s Policy on Recoupment of Executive Incentive Compensation in effect on the date of this Agreement, as such policy is interpreted and applied by the Company’s Board of Directors.
6.    Nontransferability. The Performance Shares are nontransferable except by will or by the laws of descent and distribution. Shares of Restricted Stock issued in settlement of the Performance Shares cannot be transferred before the Restricted Period lapses except by will or by the laws of descent and distribution.
7.    Shareholder Rights; Dividends. Except as otherwise specifically provided herein, the Participant shall not have any rights as a shareholder of the Company with respect to the Performance Shares. Upon the issuance of shares of Restricted Stock in settlement of the Performance Shares, the Participant shall have all of the rights of a shareholder of the Company with respect to those shares, including the right to vote the shares; provided, that the right to receive dividends shall be controlled by Section 15 hereof. Stock received as a dividend on, or in connection with a stock split of any shares of Restricted Stock issued in settlement of the Performance Shares shall be subject to the same vesting restrictions as the underlying shares of Restricted Stock. The Participant’s right to receive any extraordinary dividends or distributions with respect to shares of Restricted Stock issued in settlement of the Performance Shares shall be at the sole discretion of the Committee, but in the event of any such extraordinary event, the Committee shall take action appropriate to preserve the value of, and to prevent the unintended enhancement of value in, such shares of Restricted Stock.
8.    Withholding. The Participant shall pay the Company any amount of taxes as may be necessary in the opinion of the Company to satisfy tax withholding required under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions. In lieu thereof, the Company shall have the right to retain, from the Restricted Stock, the number of Restricted Stock with Fair Market Value equal to the minimum amount required to be withheld. In any event, the Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under the Plan or otherwise) any taxes required to be withheld.
9.    No Right to Continued Employment. The award and settlement of the Performance Shares does not give Participant any right with respect to continuance of employment by the Company or an Affiliate,

nor shall it interfere in any way with the right of the Company or an Affiliate to terminate his or her employment at any time.
10.    Change in Capital Structure. The number of Performance Shares and the performance criteria in Section 2 (or, after any settlement of the Performance Shares, the number of shares of Restricted Stock) shall be adjusted as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups subdivisions or consolidations of shares, other similar changes in capitalization or such other events as are described in the Plan.
11.    Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia.
12.    Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the plan as in effect on the Date of Grant.
13.    Participant Bound by Plan. Participant hereby acknowledges that a copy of the Plan has been made available to him or her and he or she agrees to be bound by all the terms and provisions of the Plan.
14.    Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon Participant and his or her successors in interest and the successors of the Company.
15.    Dividends. Any dividends that would have been paid on any earned Performance Shares prior to settlement if the earned Performance Shares had been actual shares of Common Stock outstanding during the period from the Date of Grant through the date of issuance of the Restricted Stock upon settlement of the Performance Shares shall be accumulated without interest by the Company (the “PS Dividends”). No dividends will be paid on the Performance Shares if Restricted Stock is not earned and issued hereunder. Any cash dividends paid in respect of Restricted Stock will be accumulated and paid (along with the PS Dividends), without interest, if and at the time of expiration of the Restricted Period or, if earlier, the lapse of restrictions with respect to the Restricted Stock with respect to which the dividends were credited; provided, however, no cash dividends will be paid with respect to any Restricted Stock that is forfeited.
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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

OWENS & MINOR, INC.

By: ______________________________
President & Chief Executive Officer

By: __________________________________
Participant